UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

840 North Hollywood Way, 2nd Floor Burbank, CA	91505

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On January 15, 2010, Tree Top Industries, Inc. (the “Company”) entered into a loan agreement (the "Agreement") with GeoGreen Biofuels, Inc. (“GeoGreen”), which is effective as of December 1, 2009.  Under the terms of the Agreement, the Company agreed to finance the final stages of a facility build-out in order to begin processing waste cooking oils into biofuels. Under the terms of the Agreement, the Company shall also help GeoGreen secure additional financing.  Furthermore, the Agreement provides the Company with the right of first refusal on future equity financings of GeoGreen.

Prior to the date of the Agreement, neither the Company nor any affiliate of the Company had any material relationship with GeoGreen, other than in respect of the negotiation of the Agreement.

GeoGreen recycles waste cooking oil into clean, safe, renewable biofuel. GeoGreen’s aim is to manufacture biofuel in cities across the United States.

The Company’s subsidiaries and affiliates include clean-tech energy, bio-energy and green energy solutions. The Company is an early stage company that is animating its subsidiaries and affiliates concurrently, as it simultaneously moves to acquire companies that are in various stages of development; using several different paradigms, including exchange of stock, joint venture, cash, and other partnership configurations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1          Form of Bridge Loan Term Sheet, dated January 11, 2010, by and between Tree Top Industries, Inc. and GeoGreen Biofuels, Inc.

99.1         Press release of Tree Top Industries, Inc., dated January 19, 2010.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: January 19th, 2010	By:	/s/ David Reichman
David Reichman, CEO and Chairman of the Board

	By:	/s/ Kathy M. Griffin
Kathy M. Griffin, President and Director